Exhibit 99.1

Rithm Capital Corp. Announces Proposed Offering of Senior Unsecured Notes

NEW YORK—(BUSINESS WIRE)—March 4, 2024—Rithm Capital Corp. (NYSE: RITM; “Rithm” or the “Company”) announced today that it plans to offer $775 million aggregate principal amount of senior unsecured notes due 2029 (the “notes”). The Company intends to use a portion of the net proceeds from this offering for the reduction of indebtedness, including in connection with the Company’s tender offer for up to $275 million aggregate  principal amount of its 6.250% senior unsecured notes due 2025, with the remainder of the net proceeds to be used for general corporate purposes.

The notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. Accordingly, the notes are being offered and sold only to, in the United States, persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and, outside the United States, in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ABOUT RITHM CAPITAL

Rithm Capital (NYSE: RITM) is a global asset manager focused on real estate, credit and financial services. Rithm makes direct investments and operates several wholly-owned operating businesses. Rithm’s businesses include Sculptor Capital Management, Inc., an alternative asset manager, as well as Newrez LLC, and Genesis Capital LLC, leading mortgage origination and servicing platforms. Rithm seeks to generate attractive risk-adjusted returns across market cycles and interest rate environments. Since inception in 2013, Rithm has delivered approximately $5.0 billion in dividends to shareholders. Rithm is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the Company’s intention to issue the notes and the intended use of proceeds of the offering. Forward-looking statements are not historical in nature and can be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would, “could,” “goal,” “objective,” “will,” “may,” “seek,” or similar expressions or their negative forms. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Rithm does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that Rithm anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the section entitled “Risk Factors” in Rithm’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, and other reports filed by Rithm with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The list of factors presented here is not, and should not be, considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Contacts

Investor Relations
(212)-850-7770
ir@rithmcap.com

Media
Jon Keehner / Sarah Salky / Erik Carlson
Joele Frank, Wilkinson Brimmer Katcher
(212)-355-4449
ritm-jf@joelefrank.com